Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-201049, 333-216135, 333-239459, 333-257392, and 333-280276) of Supernus Pharmaceuticals, Inc. of our report dated February 11, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting of Sage Therapeutics, Inc., which is incorporated by reference in Supernus Pharmaceuticals, Inc.’s Current Report on Form 8-K/A from Sage Therapeutics, Inc.’s annual report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts October 16, 2025
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